EXHIBIT 10.1
Lodgian, Inc. Executive Incentive Plan
(Covering the calendar years 2006 through 2008)

Lodgian, Inc. Executive Incentive Plan
(Covering the calendar years 2006 through 2008)
1 Brief Summary
     1.1 In General. Executive officers of the Company chosen by the Committee shall become Participants in this Plan and shall be eligible to receive Cash Bonuses and grants of Restricted Stock based upon the Company’s achieving certain EBITDA and stock price targets.
     1.2 Duration. The Plan is established with incentives for the years 2006 through 2008. The Plan will need to be amended and “re-adopted” if incentives are to continue for years beyond 2008. Absent such action, the Plan will automatically terminate following the payment of any Cash Bonuses and the grant of any Restricted Shares for the 2008 Bonus Year.
2 Definitions
     2.1 1934 Act shall mean the Securities Exchange Act of 1934, as amended.
     2.2 Applicable Percentage shall mean, for a given Bonus Year, the following:

Bonus Year:	Applicable Percentage:
2006	100%
2007	150%
2008	200%
     2.3 Average Bonus Year Stock Price shall mean, with respect to a Bonus Year, the average closing price of the Company’s common stock for the last 30 business days of such Bonus Year.
     2.4 Base Annual Restricted Shares shall mean the amount set forth on a Participant’s Participation Form as such Participant’s Base Annual Restricted Shares.
     2.5 Board shall mean the Board of Directors of the Company.
     2.6 Bonus Multiplier shall mean a factor determined for use in determining a Participant’s grants of Restricted Stock under Section 6.2 of this Plan, as set forth on the Participant’s Participation Form.
     2.7 Bonus Year shall mean a Plan Year for which a Cash Bonus and/or a Restricted Share Award are being determined, which shall be the Plan Years coincident with the calendar years 2006, 2007 and 2008.
     2.8 Cause shall mean, with respect to a Participant, that the Participant has engaged in any of the following conduct:

     (a) Any act of fraud or dishonesty that materially harms the Company or its affiliates,
     (b) The commission by the Participant of a felony or any violation of any federal or state securities law or the Participant’s being enjoined from violating any federal or state securities law or being determined to have violated any such law,
     (c) Willful or reckless misconduct or gross negligence by the Participant in connection with any property or activity of the Company and its subsidiaries and affiliates, and successors,
     (d) Repeated and intemperate use of alcohol or illegal drugs by the Participant after written notice from the immediate supervisor of the Participant or person to whom the Participant reports,
     (e) Material breach of any obligations of the Participant under any agreement with the Company (other than by reason of physical or mental illness, injury, or condition), but only after the Participant has been given written notice of such breach by their immediate supervisor or person to whom the Participant reports and at least thirty (30) days to cure such breach, or
     (f) The Participant’s becoming barred or prohibited by the SEC from holding their position with the Company.
     2.9 Code shall mean the Internal Revenue Code of 1986, as amended from time to time.
     2.10 COH EBITDA shall mean, with respect to a Bonus Year, the Company’s reported EBITDA for the Company’s Continuing Operation Hotels for such Bonus Year, excluding the effects of certain charges such as pre-emergence reorganization expenses, post-emergence Chapter 11 expenses included in corporate and other on the Company’s consolidated statement of operations, impairment losses and casualty losses, as reported by the Company in its stated filings. The Committee shall have the discretion to make COH EBITDA adjustments for situations which fit within the “spirit” of the above provisions, but which do not necessarily require an adjustment under the above provisions, and the Committee shall have the authority to make appropriate adjustments consistent with the incentive intended by this Plan.
     2.11 Committee shall mean the Compensation Committee of the Board.
     2.12 Company shall mean Lodgian, Inc., and its successors and assigns.
     2.13 Continuing Operation Hotels shall mean all hotels that the Company operates which are not classified as “held for sale.”
     2.14 Disabled shall mean, with respect to a Participant, that the Participant has become unable to perform the essential functions of their job even with reasonable accommodation, as determined by the Company in its sole and absolute discretion.
Lodgian, Inc. Executive Incentive Plan

     2.15 EBITDA shall mean reported earnings before interest, taxes, depreciation, and amortization.
     2.16 Effective Date shall mean the date on which this Plan is adopted by the Committee, which shall not be later than March 31st, 2006.
     2.17 Good Reason shall mean, with respect to a Participant, that the following has occurred:
     (a) The Company has, without the written consent of the Participant:
     (1) Taken an action which results in the material reduction of the Participant’s then current duties or responsibilities,
     (2) Reduced the benefits to which the Participant is entitled, unless a similar reduction is made for other executive employees,
     (3) Committed a material breach of any employment agreement with the Participant,
     (4) Required the Participant to relocate more than fifty (50) miles from the location of the Company’s offices,
     (b) the Participant has provided written notice to the Company of such action and provided the Company with thirty (30) days to remedy such action (the “Cure Period”),
     (c) The Company has failed to remedy such action within the Cure Period, and
     (d) The Participant resigns within ten (10) days of the expiration of the Cure Period.
Good Reason shall not include any isolated, insubstantial or inadvertent action that (1) is not taken in bad faith, and (2) is remedied by the Company within the Cure Period.
     2.18 Insider shall mean an individual who is, on the relevant date, an officer, director or 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the 1934 Act, all as defined under Section 16 of the 1934 Act.
     2.19 Maximum Annual Cash Bonus Amount shall mean the amount set forth on a Participant’s Participation Form as such Participant’s Maximum Annual Cash Bonus Amount.
     2.20 Participant shall mean an eligible employee who has been selected by Committee to participate in this Plan.
     2.21 Participation Form shall mean the form given to a Participant to notify and evidence such person’s participation in the Plan attached hereto as Exhibit A. A Participant’s Participation Form shall set forth the name of the Participant, the Bonus Years during which the Participant shall be eligible for
Lodgian, Inc. Executive Incentive Plan

incentive compensation pursuant to this Plan, and the Participant’s (1) Maximum Annual Cash Bonus Amount, (2) Base Annual Restricted Shares, and (3) Bonus Multiplier.
     2.22 Plan shall mean this Lodgian, Inc. Executive Incentive Plan.
     2.23 Plan Year shall mean a fiscal year of the Company, which is coincident with the calendar year.
     2.24 Qualifying Termination shall mean the termination of a Participant’s employment with the Company for any one of the following reasons:
     (a) Death. The Participant dies during such Bonus Year.
     (b) Disability. The Participant becomes Disabled during such Bonus Year.
     (c) Termination for Good Reason. The Participant resigns or voluntarily terminates his or her employment with the Company for Good Reason.
     (d) Termination without Cause. The Participant’s employment with the Company is terminated by the Company without Cause.
No other type of termination of a Participant’s employment with the Company shall be considered a Qualifying Termination.
     2.25 Restricted Shares shall mean shares of common stock of the Company which are granted to a Participant subject to the terms and provisions of the Restricted Stock Agreement attached hereto as Exhibit B.
     2.26 Restricted Stock Agreement shall mean the agreement attached hereto as Exhibit B, to the terms and provisions of which Restricted Shares granted under this Plan shall be subject.
     2.27 Target EBITDA shall mean the following for each of the Bonus Years noted:
Target EBITDA1

Bonus Year:	Target EBITDA Amount:
2006	$72,000,000
2007	$79,000,000
2008	$87,000,000
Target EBITDA for a given Bonus Year shall be adjusted as follows:
     (a) If a property is transferred after July 15, 2005, to discontinued operations, the Target EBITDA for the Bonus Year in which the transfer occurs shall be reduced by the transferred property’s EBITDA for the trailing 12 months through the end of the calendar month preceding

[1]	The baseline for Target EBITDA is the COH EBITDA as of July 15, 2005. Target EBITDA is to be adjusted as provided herein for property transfers occurring after that date.
Lodgian, Inc. Executive Incentive Plan

the date of transfer. For each subsequent Bonus Year, Target EBITDA shall be reduced by the sum of the reduction for the year of transfer plus 10% of that reduction for each year since the year of transfer.
     (b) If a property is transferred after July 15, 2005, due to an acquisition into continuing operations, the Target EBITDA for the year in which the transfer occurs shall be increased by the transferred property’s EBITDA for the period of time from the date of transfer until the end of the calendar year. For each subsequent year, Target EBITDA shall be increased by the transferred property’s EBITDA for the trailing 12 months through the end of the calendar month preceding the transfer plus 10% each calendar year after the year of transfer.
     (c) If a property is transferred after July 15, 2005 into continuing operations unrelated to an acquisition, the Target EBITDA for the year in which the transfer occurs shall be increased by the transferred property’s EBITDA for that calendar year. For each subsequent year, Target EBITDA shall be increased by the transferred property’s actual EBITDA for each subsequent year.
For purposes of the adjustments described in Section 2.27 (a) – (c), a transferred property’s EBITDA shall be calculated in the same manner as the Company calculates its COH EBITDA as described in Section 2.10.
The Committee shall have the discretion to make Target EBITDA adjustments for situations which fit within the “spirit” of the above provisions, but which do not necessarily require an adjustment under the above provisions, and the Committee shall have the authority to make appropriate adjustments consistent with the incentive intended by this Plan.
     2.28 Target Stock Price shall mean the following for each of the Bonus Years noted:
Target Stock Price

Bonus Year:	Target Stock Price:
2006	$15.00 per share
2007	$18.00 per share
2008	$21.00 per share
3 Eligibility
     3.1 Becoming a Participant. The Committee shall, in its sole and absolute discretion, determine which employees of the Company shall actually participate in the Plan, and shall promptly notify such individuals that they have been selected to participate in the Plan by completing and executing a Participation Form for such individual and delivering such form to the individual. Eligible employees who have been so selected and notified by the Committee of
Lodgian, Inc. Executive Incentive Plan

their participation in this Plan shall be Participants in this Plan. The Committee shall select Participants from among the key employees of the Company.
     3.2 Participant Status. Unless an employment agreement with a Participant expressly provides otherwise, the Committee may determine that a Participant should cease to be a Participant in this Plan at any time. However, notwithstanding the foregoing, the Committee’s determination that a Participant should cease to be a Participant in this Plan shall not be effective until the first day of the calendar year next following the date of such determination.
4 Incentive Plan Payments & Grants
     4.1 Cash Bonus Payments & Restricted Share Grants. Participants in the Plan may, for each Bonus Year, receive a Cash Bonus and/or a grant of Restricted Shares based upon the Company’s achievement of certain goals for such Bonus Year which have been pre-established by the Committee by the adoption of this Plan and the selection of Participants and delivery to Participants of their Participation Forms. The performance goals which must be met in order for a Participant to receive an incentive payment or grant under this Plan are set forth in detail in sections 5 and 6 of this Plan.
     4.2 Individual Annual Maximum Amounts. No individual Participant in this Plan may receive in excess of $600,000 per year in Cash Bonuses, and no individual Participant in this Plan may be granted in excess of 42,000 shares per year of Restricted Stock.
     4.3 Aggregate Annual Maximum Amounts. The maximum amount of aggregate Cash Bonuses which may be paid to all Participants for a given Bonus Year may not exceed $3,655,000. The maximum number of Restricted Shares which may be granted to all Participants for a given Bonus Year may not exceed 280,000. Thus, a total maximum number of 820,000 Restricted Shares may be granted to Participants under this Plan.
5 Cash Bonus Payments
     5.1 Determination of Cash Bonus Payment for a Bonus Year. Each Participant in the Plan for a given Bonus Year shall receive a Cash Bonus equal to a percentage of such Participant’s Maximum Annual Cash Bonus Amount if the COH EBITDA of the Company for such Bonus Year equals or exceeds 90.0% of the Target EBITDA for such Bonus Year determined in accordance with the following:
Lodgian, Inc. Executive Incentive Plan

Percentage of Maximum
Percentage of Target EBITDA Achieved:	Annual Cash Bonus Amount:
At least 90.0%, but less than 100.0%	41.56%
At least 100.0%, but less than 107.5%	51.95%
At least 107.5%, but less than 115.0%	65.71%
At least 115.0%, but less than 125.0%	71.43%
At least 125.0%, but less than 135.0%	77.14%
At least 135.0%, but less than 145.0%	88.57%
At least 145.0%	100.00%
No Cash Bonus shall be paid for a Bonus Year during which the COH EBITDA of the Company for such Bonus Year does not at least equal 90% of Target EBITDA for such Bonus Year.
     5.2 Timing of Payment of Cash Bonus. A Participant’s Cash Bonus for a Bonus Year shall be paid in a single lump sum cash payment on March 15th of the calendar year immediately following such Bonus Year.
     5.3 Requirements for Payment of Cash Bonus. Generally, a Participant must be employed with the Company as of the date of payment of a Cash Bonus to receive such payment. However, if the Participant incurs a Qualifying Termination during a Bonus Year, the Participant shall nonetheless receive a Cash Bonus for such Bonus Year, and the amount of such Cash Bonus shall be (A) the Cash Bonus amount that would have been paid to the Participant had the Participant (1) remained employed by the Company to the date of payment of the Cash Bonus and (2) not experienced a Qualifying Termination during such Bonus Year, multiplied by (B) a fraction, the numerator of which is equal to the number of days during such Bonus Year prior to and including the date of the Participant’s Qualifying Termination, and the denominator of which is equal to the total number of days during such Bonus Year. Notwithstanding the foregoing, the Company may enter into an agreement with an individual Participant which modifies the foregoing provisions of this Section 5.3 with respect to such individual Participant; provided, however, any such modification of the foregoing provisions of this Section 5.3 in any agreement must specifically reference this Plan and must be approved by the Committee. No general reference to bonuses, incentives or other compensation in any agreement between a Participant and the Company shall be deemed to be a reference to compensation payable under this Plan, and each Participant agrees to be bound by this interpretation by accepting any benefits under this Plan.
6 Restricted Stock Grants
     6.1 Determination of Restricted Stock Grant for Bonus Year. Each Participant in the Plan for a given Bonus Year shall receive a grant of a number
Lodgian, Inc. Executive Incentive Plan

of Restricted Shares equal to such Participant’s Base Annual Restricted Shares if either:
     (a) the COH EBITDA of the Company for such Bonus Year equals or exceeds 100% of the Target EBITDA for such Bonus Year; or
     (b) the Average Bonus Year Stock Price for such Bonus Year equals or exceeds Target Stock Price for such Bonus Year.
     6.2 Determination of Additional Restricted Stock Grant for Bonus Year. Each Participant in the Plan for a given Bonus Year shall receive a grant of a number of Restricted Shares equal to the product of (1) the Applicable Percentage for such Bonus Year, (2) the Participant’s Bonus Multiplier, and (3) such Participant’s Base Annual Restricted Shares if either:
     (a) the COH EBITDA of the Company for such Bonus Year equals or exceeds 110% of the Target EBITDA for such Bonus Year; or
     (b) substantially all of the assets of the Company are sold or a merger of the Company is consummated for at least a 20% premium over the Target Stock Price for such Bonus Year (determined using the closing price of the Company’s common stock on the last business day prior to the date that the sale or merger is approved by the Board).
     6.3 Timing of Grant of Restricted Shares. A Participant’s grant of Restricted Shares for a Bonus Year shall be made by the Company on March 15th of the calendar year immediately following such Bonus Year.
     6.4 Requirements for Grant of Restricted Shares. Generally, a Participant must be employed with the Company as of the date of grant of Restricted Shares to receive such Restricted Shares. However, if the Participant incurs a Qualifying Termination during a Bonus Year, the Participant shall nonetheless receive a grant of Restricted Shares for such Bonus Year, and the number of such Restricted Shares shall be (A) the number of Restricted Shares that would have been granted to the Participant had the Participant (1) remained employed by the Company to the date of grant of the Restricted Shares and (2) not experienced a Qualifying Termination during such Bonus Year, multiplied by (B) a fraction, the numerator of which is equal to the number of days during such Bonus Year prior to and including the date of the Participant’s Qualifying Termination, and the denominator of which is equal to the total number of days during such Bonus Year. Notwithstanding the foregoing, the Company may enter into an agreement with an individual Participant which modifies the foregoing provisions of this Section 6.4 with respect to such individual Participant; provided, however, any such modification of the foregoing provisions of this Section 6.4 in any agreement must specifically reference this Plan and must be approved by the Committee. No general reference to bonuses, incentives, equity compensation or equity incentives, or other compensation in any agreement between a Participant and the Company shall be deemed to be a reference to compensation payable under this Plan, and each Participant agrees to be bound by this interpretation by accepting any benefits under this Plan.
Lodgian, Inc. Executive Incentive Plan

7 Miscellaneous Matters
     7.1 Committee Determination of Payments & Grants. No Cash Bonus shall be considered as approved or earned or shall be paid, and no Restricted Shares shall be considered as approved or earned or shall be granted, unless and until such Cash Bonus or grant of Restricted Shares has been approved by the Committee and the Committee has made the certification required by Section 7.2.
     7.2 Committee Certification of Performance Goals. The Committee shall have complete discretion to determine the COH EBITDA of the Company for each Bonus Year, applying the standards and provisions set forth in this Plan. The Committee shall also have complete discretion to determine the Average Bonus Year Stock Price for each Bonus Year. The Committee shall certify its determinations in this regard by written resolutions shortly after the end of each Bonus Year.
     7.3 Amendment or Termination. The Committee and/or the Board shall have the right to amend or terminate this Plan at any time for any reason. However, notwithstanding the foregoing, if the Committee and/or the Board amend or termination this Plan, such amendment or termination may only be effective for Bonus Years beginning on or after the date of such amendment or termination, and shall not be effective with respect to the Bonus Year during which such amendment or termination was adopted or otherwise effectuated by the Committee and/or the Board. No Participant or other employee shall have any rights to a Cash Bonus or to a grant of Restricted Shares until such Cash Bonus is actually paid or such Restricted Shares are actually granted, except as provided in Sections 5.3 and 6.4. See also Section 1.2 above regarding the automatic termination of the Plan.
     7.4 Intent of Plan Provisions. This Plan is not intended to provide any deferral of vested compensation within the meaning of Code §409A. This Plan is also intended to provide compensation which is performance-based within the meaning of Code §162(m). The Plan shall be interpreted in accordance with these intentions.
     7.5 Withholding on Incentive Payments. All Cash Bonuses paid under the Plan shall be subject to applicable withholding requirements and taxes. All Restricted Shares granted under the Plan shall also be subject to applicable withholding requirements and taxes. Notwithstanding any provision of this Plan or any agreement regarding Restricted Shares granted under this Plan to the contrary, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent to the grant of any Restricted Shares, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Participant with respect to a grant of Restricted Shares. The Company may, as set forth in a Restricted Stock Agreement, withhold (or allow a Participant to direct the Company to withhold) Restricted Shares to satisfy
Lodgian, Inc. Executive Incentive Plan

applicable withholding requirements. To the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company withhold Restricted Shares shall be deemed a subsequent transaction which is automatically approved with each and every original grant of Restricted Shares pursuant to this Plan.
     7.6 No Rights to Employment. Neither the establishment of, nor the maintenance of, this Plan shall confer on any employee or Participant any rights to continued employment with the Company.
     7.7 Committee Administrative Powers. The Committee shall have complete and absolute discretion to interpret this Plan, and all terms and provisions hereof, including, without limitation, the power to construe and interpret the Plan and to determine all questions that shall arise thereunder, and to determine the benefit of the Plan to which any Participant may be entitled. All employees of the Company and all Participants in this Plan shall be bound by any determinations made by the Company regarding this Plan.
     7.8 Governing Law. This Plan shall be governed by the laws of the State of Georgia.
Lodgian, Inc. Executive Incentive Plan

Exhibit A
Participation Form
Participation Form No.
Lodgian, Inc. Executive Incentive Plan
Participation Form
To:
In accordance with the provisions of the Lodgian, Inc. Executive Incentive Plan (the “Plan”), you are hereby notified that you have been selected to become a Participant in the Plan. As a Participant, you may become entitled to incentive compensation pursuant to the terms and provisions of the Plan for the Bonus Years noted below:

2006: ☐	2007: ☐	2008: ☐
Your Maximum Annual Cash Bonus Amount shall be:

Your Base Annual Restricted Shares shall be:

Your Bonus Multiplier shall be:

The Company must achieve certain performance goals noted in the Plan for you to receive all or any portion of your Maximum Annual Cash Bonus Amount or all, any portion of, or a multiple of, your Base Annual Restricted Shares. This Participation Form will evidence your participation in the Plan. You should consult the Plan for details concerning the calculation and determination of your potential incentive compensation.
In witness whereof, we, the undersigned members of the Committee have executed this Participation Form as of this                      day of                                          , 20___.

Committee Member	Committee Member

Committee Member
Lodgain, Inc. Executive Incentive Plan
Participation Form

Exhibit B
LODGIAN, INC.
RESTRICTED STOCK AGREEMENT
(Granted under and pursuant to the terms and provisions of the Lodgian, Inc. Executive Incentive Plan)

Name of Recipient:	[Participant Name]	Award Date:	[Date of Grant]

Number of Award Shares:	[Number of Restricted Shares]
     THIS AGREEMENT (the “Agreement”) is made and entered into effective as of the Award Date noted above by and between Lodgian, Inc. (the “Company”), a Delaware corporation and the Recipient noted above (the “Recipient”).
W I T N E S S E T H:
     WHEREAS, the Company has adopted the Lodgian, Inc. Executive Incentive Plan (the “Plan”); and
     WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has authorized the grant to Recipient of a restricted stock award under the Plan of shares of the common stock of the Company (“Common Stock”), and the Company and Recipient wish to confirm herein the terms, conditions, and restrictions of the restricted stock award;
     NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:
1 Award of Shares
     1.1 Award of Award Shares. Subject to the terms, restrictions, limitations, and conditions stated herein and in the Plan, the Company hereby awards to Recipient the number of “Award Shares” noted above, which shall be shares of the common stock of the Company, subject to all terms and provisions of this Agreement. By the execution of this Agreement, the Recipient hereby accepts the Award Shares subject to all terms and provisions of this Agreement.
     1.2 Award Shares held by Custodian. The Recipient hereby authorizes and directs the Company to deliver any share certificate issued by the Company to evidence the Award Shares to the Secretary of the Company or such other officer of the Company as may be designated by the Committee (the “Custodian”) to be held by the Custodian until any such Award Shares become Vested Award Shares. As Award Shares become Vested Award Shares, and after satisfaction of any required withholding obligations in accordance with Section 1.5 below, the Company shall cause appropriate cancellation of share certificates held by the Custodian in the name of the Recipient and the issuance of new share certificates representing the Vested Award Shares and the delivery thereof directly to the Recipient. The Recipient hereby irrevocably appoints the Custodian, and any successor thereto, as the true and lawful attorney-in-fact of Recipient with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Award Shares to the Company pursuant to this Agreement, in the name, place and stead of Recipient. The term of such appointment shall commence on the Award Date and shall continue until such Award Shares become Vested Award Shares and the issuance of a new share certificate representing such shares directly to the Recipient. During the period that the Custodian holds Award Shares, the Recipient shall be entitled to all rights applicable to shares of common stock of the Company not so held; provided, however, in the event the number of shares of common stock is increased or reduced by changing par value, split-up, stock split, reverse stock split, reclassification, merger, reorganization, consolidation, or otherwise, and in the event of any distribution of common stock or other securities of the Company in respect of such Award Shares, Recipient agrees that any certificate representing shares of common stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Custodian and shall be subject to all of the provisions of this Agreement as if initially subject hereto ab initio.
Lodgian, Inc. Executive Incentive plan Restricted Stock Agreement

     1.3 Vesting of Award Shares. Recipient shall become vested in a percentage of the Award Shares shown below based upon the Continuous Service (as defined below) of the Recipient from the Award Date of the Award Shares (as noted hereon):

Vesting Schedule:
Percentage Vested:	Continuous Service from Award Date:
0%	Less than 1 year
33 1/3%	At least 1 year, but less than 2 years
66 2/3%	At least 2 years, but less than 3 years
100%	At least 3 years
If the above calculation of vested Shares would result in a fraction, any fraction will be rounded to zero. For purposes of this Agreement, “Continuous Service” means a period of continuous performance of services by Recipient for the Company or an affiliated company, as determined by the Committee in its sole and absolute discretion. Notwithstanding the foregoing, in the event that the Recipient incurs a Qualifying Termination (as defined in the Plan), all Award Shares shall immediately become fully vested, and the Committee may, in its sole and absolute discretion, accelerate the vesting of the Award Shares in whole or in part at any time for any reason. The Award Shares which have become vested pursuant to the Vesting Schedule or by virtue of such acceleration are herein referred to as the “Vested Award Shares” and all Award Shares which are not Vested Award Shares are sometimes herein referred to as the “Unvested Award Shares.”
     1.4 Tax Consequences. For purposes of this Agreement, a “Code §83(b) Election” shall mean the election available to the recipient of property transferred in connection with the performance of services to include in gross income under Section 83(b) of the Internal Revenue Code of 1986, as amended (The “Code”) the excess of the fair market value of the property transferred determined as of the time of transfer over the amount (if any) paid for such property as compensation for services. Recipient represents that Recipient has been advised by the Company to consult with, and has fully consulted with, Recipient’s own tax consultants regarding his making a Code §83(b) Election with respect to the Award Shares, and the resulting impact on Recipient’s personal tax situation, prior to entering into this agreement and that Recipient is not relying on the Company for any tax or investment advice. Recipient understands that Recipient may suffer adverse tax consequences as a result of Recipient’s receipt and disposition of the Shares. Recipient understands that Recipient may or may not make a Code §83(b) Election with respect to the Award Shares, but that Recipient shall be subject to the withholding provisions of Section 1.5 below based upon the choice of Recipient regarding such Code §83(b) Election and the choice of Recipient regarding the time and manner that withholding obligations shall be satisfied.
     1.5 Withholding on Award Shares. Recipient hereby agrees that, in consideration for the grant of the Award Shares, the following federal and state income tax withholding provisions shall apply:
     (a) Code §83(b) Election Made by Recipient. If the Recipient makes a Code §83(b) Election with respect to the Award Shares, then, in order not to forfeit Award Shares, the Recipient must deliver to the Company, within the ten (10) day period commencing on the Award Date noted above, a check payable to the Company in the amount of all withholding or other tax obligations (whether federal, state or local) imposed on the Company by reason of such Code §83(b) Election. If the Recipient does not timely make such payment, the Award Shares shall be immediately forfeited by the Participant, and any amounts which must be paid by the Company for any required withholding or other tax obligations imposed on the Company by reason of such Code §83(b) Election shall be paid by the Recipient by directly withholding all such amounts as quickly as possible consistent with applicable law from any other compensation payable to the Recipient on or after the date of such Code §83(b) Election. The Recipient hereby agrees to the withholding by the Company outlined in the preceding sentence, and authorizes and directs that such withholding from the Recipient’s compensation be made if such sentence is applicable.
     (b) Code §83(b) Election Not Made by Recipient. If the Recipient does not make a Code §83(b) Election with respect to the Award Shares, then the Recipient shall be entitled to elect
Lodgian, Inc. Executive Incentive plan Restricted Stock Agreement one (or, at the discretion of the Committee, a combination) of the following methods of satisfying the Company’s withholding obligations:
     (1) Direct Payment on or prior to Substantial Vesting Event. The Recipient may, on or before the date of occurrence of an event pursuant to which such Award Shares become “substantially vested” within the meaning of Code §83, deliver to the Company cash and/or a check payable to the Company in the amount of all withholding or other tax obligations (whether federal, state or local) imposed on the Company by reason of the substantial vesting of such Award Shares.
     (2) Return of Vested Award Shares upon Substantial Vesting Event. The Recipient may, as of the close of business on the business day which is coincident with or which immediately follows the occurrence of an event pursuant to which such Award Shares become “substantially vested” within the meaning of Code §83, allow the Company to repurchase from the Recipient the smallest whole number of Vested Award Shares which, when multiplied by the fair market value of the Common Stock on such business date, is sufficient to satisfy the amount of the withholding tax obligations imposed on the Company by reason of the vesting of the Award Shares. If the Recipient elects this method of satisfying withholding obligations, the Recipient acknowledges and understands that any Vested Award Shares repurchased from the Recipient may result in tax consequences to the Recipient.
     (3) Incremental Withholding over Likely Vesting Period. The Recipient may, beginning as of the Award Date, allow the Company to withholding from future compensation payments to the Recipient substantially equal amounts such that the aggregate of such amounts shall, as of the next likely date of occurrence of an event pursuant to which any such Award Shares shall become “substantially vested” within the meaning of Code §83, be sufficient to satisfy the amount of the withholding tax obligations imposed on the Company by reason of the vesting of the Award Shares. If the Recipient elects this method of satisfying withholding obligations, the Recipient acknowledges and understands that:
     (i) The Company shall have complete discretion to determine how much and when amounts shall be withheld;
     (ii) Amounts withheld may be immediately paid to the appropriate tax authority as a prepayment of the withholding obligations, or may be held by the Company until such time as the withholding obligations become due, in the sole and complete discretion of the Company;
     (iii) No interest or earnings shall accrue based on such incremental withholding; and
     (iv) In the event that the vesting of Award Shares should occur earlier than forecasted in determining the substantially equal amounts to be withheld from the Recipient’s future compensation payments, the Recipient may nonetheless be required to deliver to the Company a check payable to the Company in the amount of all withholding or other tax obligations (whether federal, state or local) imposed on the Company by reason of the substantial vesting of such Award Shares.
The Recipient’s election of a method of withholding under this Section 1.5 must be made prior to the date of occurrence of an event pursuant to which such Award Shares become “substantially vested” within the meaning of Code §83; provided, however, (1) the Participant’s election of the method specified in Section 1.5(b)(3) above must be made within thirty (30) days of the Award Date, and (2) if the Recipient is required to file beneficial ownership reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Participant’s election of the method specified in Section 1.5(b)(2) must be made either (A) at least six months prior to the date of vesting of any of such Award Shares, or (B) prior to the date of vesting of any of such Award Shares and in any ten-day period beginning on the third day following the release of the
Lodgian, Inc. Executive Incentive plan Restricted Stock Agreement

Company’s quarterly or annual summary statement of sales and earnings. The Recipient’s election of a method of withholding under this Section 1.5 shall, once made, be irrevocable. Notwithstanding the above, if, for any reason, withholding or other tax obligations (whether federal, state or local) are imposed upon the Company by reason of the grant of the Award Shares or their becoming substantially vested, the Company shall have the power and the right to deduct or withhold, or require the Recipient to remit to the Company as a condition precedent to immediate forfeiture of the Award Shares, an amount sufficient to satisfy such withholding or other tax obligations (whether federal, state or local), and, in this regard, the Company may offer the Recipient various alternatives for satisfying such obligations. Upon receipt of payment in full of all withholding tax obligations, the Company shall cause a certificate representing the Award Shares which are the Vested Award Shares to be issued and delivered to the Recipient.
     1.6 Rights as Stockholder. Recipient shall have no rights as a stockholder with respect to any Award Shares until a stock certificate for the shares is issued in Recipient’s name and held by the Custodian.
2 Restrictions on, & Forfeiture of, Unvested Award Shares
     2.1 Forfeiture upon Termination of Employment. Notwithstanding anything to the contrary herein, upon the Recipient’s termination of employment with the Company for any reason, all Unvested Award Shares shall be forfeited, effective upon the date of such termination of employment. The preceding sentence shall not be effectuated until any vesting required by reason of a Qualifying Termination pursuant to Section 1.3 shall have occurred.
     2.2 Restrictions on Transfer of Unvested Award Shares. None of the Unvested Award Shares may be conveyed, pledged, assigned, transferred, hypothecated, encumbered, or otherwise disposed of by Recipient, and any attempt to transfer Unvested Award Shares shall be null and void ab initio, unless (1) the Committee expressly authorizes such in writing, or (2) Unvested Award Shares are transferred by the Recipient as a bona fide gift (i) to the spouse, lineal descendant or lineal ascendant, siblings and children by adoption of the Recipient, (ii) to a trust for the benefit of one or more individuals described in clause (i) and no other persons, or (iii) to a partnership of which the only partners are one or more individuals described in clause (i), in which case the transferee shall be subject to all provisions of this Restricted Stock Agreement. If Unvested Award Shares are transferred pursuant to (1) or (2) above, the Recipient agrees to notify the Committee at least thirty (30) days prior to such transfer, and the Committee may require that the transferee thereof execute and deliver to the Company such documents and agreements as the Company shall reasonably require to evidence the fact that the Award Shares to be owned, either directly or beneficially, by such transferee shall continue to be subject to all the restrictions set forth in this Agreement and all applicable rights in favor of the Company set forth elsewhere herein, and that such transferee is subject to and bound by such restrictions and provisions. The restrictions of this Section 2.2 shall not apply to Vested Award Shares.
     2.3 Dividends & Voting Rights. Recipient shall be entitled to dividends paid or declared on Vested and Unvested Award Shares for which the record date is on or after the date such Award Shares have been issued in the Recipient’s name. Recipient shall be entitled to vote all Vested and Unvested Award Shares for which the record date is on or after the date such Award Shares have been issued in the Recipient’s name. Recipient shall have no rights whatsoever (dividend, voting or otherwise) with respect to Award Shares which have been forfeited under Section 2.1.
3 General Provisions
     3.1 Change in Capitalization. If the number of outstanding shares of the Common Stock shall be increased or decreased by a change in par value, split-up, stock split, reverse stock split, reclassification, distribution of common stock dividend, or other similar capital adjustment, an appropriate adjustment shall be made by the Board of Directors in the number and kind of Vested and Unvested Award Shares, such that Recipient’s proportionate interest in Vested and Unvested Award Shares shall be maintained as before the occurrence of the event. No fractional shares shall be issued in making such adjustment. All adjustments made by the Board of Directors under this Section shall be final, binding, and conclusive.
Lodgian, Inc. Executive Incentive plan Restricted Stock Agreement

     3.2 Legends . Each certificate representing the Award Shares shall be endorsed with the following legend:
Shares are Restricted & Subject to Forfeiture
The securities evidenced by this certificate are subject to certain restrictions (including restrictions on transferability) and are subject to forfeiture, all as set forth in a Restricted Stock Agreement dated                                          , a copy of which is available from the Company.
The securities evidenced by this certificate may not be sold, transferred, assigned or hypothecated unless (1) there is an effective registration under the Securities Act of 1933 covering such securities, (2) the transfer is made in compliance with Rule 144 promulgated under such act, or (3) the issuer receives an opinion of counsel, reasonably satisfactory to the Company, stating that such sale, transfer, assignment or hypothecation is exempt from the registration requirements of such act.
     3.3 Removal of Legend . Any legend endorsed on a certificate representing Award Shares pursuant to Section 3.2 above shall be removed and the Company shall issue a certificate without such legend to the holder thereof if such Award Shares become Vested Award Shares pursuant to this Agreement.
     3.4 Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Delaware.
     3.5 Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.
     3.6 Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
     3.7 Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
     3.8 Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.
     3.9 No Employment Rights Created. Neither the establishment of the Plan nor the award of Award Shares hereunder shall be construed as giving Recipient the right to continued employment with the Company.
     3.10 Capitalized Terms. All capitalized terms used in this Agreement shall have the meanings given to them herein or in the Plan.
     3.11 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.
     3.12 No Disclosure Duty. The Recipient and the Company acknowledge and agree that neither the Company nor its directors, officers or employees have any duty or obligation to disclose to the Recipient any material information regarding the business of the Company or affecting the value of the Award Shares.
Lodgian, Inc. Executive Incentive plan Restricted Stock Agreement

     IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

Company:	Recipient:
Lodgian, Inc.:	[Participant Name]

By:

Its:

Attest:

By:

Its:

Lodgian, Inc. Executive Incentive plan Restricted Stock Agreement

Exhibit 1
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE
     The undersigned taxpayer (the “Taxpayer”) hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his gross income for the current taxable year, the amount of any compensation taxable to him in connection with his receipt of the property described below:
     1. The name, address and taxpayer identification number of the undersigned Taxpayer are as follows:

Name:

Address:

Social Security Number (TIN):

     2. The property with respect to which the election is made is:
                                                                      shares of common stock of Lodgian, Inc.
     3. The date on which the property was transferred and the taxable year for which this election is made are:
Date on Which Property Was Transferred:
Taxable Year for Which Election is Made:
     4. The property is subject to transferability, forfeiture and other restrictions, all as set forth in a Restricted Stock Agreement between the Taxpayer and Lodgian, Inc.
     5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by is terms will never lapse, of such property is:
$                                        / Share x                                           Shares = $
     6. No amount was paid for such property.
     The undersigned Taxpayer has submitted copies of this statement to Lodgian, Inc., the person for whom the services were performed in connection with the Taxpayer’s receipt of the above-described property. The Taxpayer is the person performing the services in connection with the transfer of said property. The undersigned Taxpayer understands that the foregoing election may not be revoked except with the consent of the Commissioner, which will only be granted when the Taxpayer is under a mistake of fact as to the underlying transaction and when made within 60 days of the date such mistake of fact first became known to the Taxpayer.
     The undersigned Taxpayer understands and acknowledges that, for this election to be effective, copies of this completed election form must be filed with the Internal Revenue Service (at the location where the Taxpayer’s income tax return would be filed) not later than 30 days after the date the above-described property was transferred to the Taxpayer, and must also be submitted with the Taxpayer’s federal income tax return for the taxable year in which the above-described property was transferred. A copy of this completed election must also be submitted to Lodgian, Inc., along with full payment of amounts required to be withheld under applicable law, within 10 days after the date the above-described property was transferred to the Taxpayer.
Dated this          day of                     ,20                    .
Signature:
Name of Taxpayer:
Exhibit 2
WITHHOLDING ELECTION
WITH RESPECT TO RESTRICTED STOCK GRANTED UNDER
Lodgian, Inc. Executive Incentive Plan
Withholding Election Form

THE LODGIAN, INC. EXECUTIVE INCENTIVE PLAN

TO: Lodgian, Inc.	Restricted Stock Agreement:

Restricted Stock Agreement between the Recipient
RE: Withholding Election	(designated below) and Lodgian, Inc. (the “Company”).

This election relates to the number of shares of common stock of the Company which will vest on the date noted below	Date of Agreement:
(the “Vesting Shares”):
Total Number of Restricted Shares subject to Restricted
Number of Vesting Shares:	Stock Agreement:

Date of Vesting:

I, the undersigned Recipient, hereby certify that:
1. My correct name and social security number and my current address are set forth at the end of this document.
2. I have read and understand the Restricted Stock Agreement and the various methods by which withholding obligations regarding the Vesting Shares subject to the Restricted Stock Agreement may be satisfied.
3. I do hereby elect the following method of withholding pursuant to Section 1.5 of the Restricted Stock Agreement with respect to any withholding or other tax obligations (whether federal, state or local) imposed on the Company by reason of the substantial vesting of the Vesting Shares (the “Withholding Obligations”), assuming that I have met all requirements under the Plan relative to such election and such election is approved by the Company:
☐	In accordance with Section 1.5(b)(1), I hereby elect to pay to the Company the entire amount of all Withholding Obligations with respect to the Vesting Shares in cash or by check on or before the Date of Vesting.

☐	In accordance with Section 1.5(b)(2), I hereby elect that the entire amount of all Withholding Obligations with respect to the Vesting Shares should be paid by having the Company repurchasing the smallest whole number of the Vested Shares which, when multiplied by the fair market value per share of the common stock of the Company as of the close of business on the business day which is coincident with or immediately follows the Date of Vesting, will be sufficient to satisfy the amount of such Withholding Obligations, and applying all the proceeds from such repurchase to such Withholding Obligations. I further acknowledge and understand that the repurchase by the Company of any Vested Shares may result in tax consequences to me.

☐	In accordance with Section 1.5(b)(3), I hereby elect for the Company to withhold substantially equal amounts from my future compensation so that the total of such amounts shall, as of the Date of Vesting, be designed to be sufficient to satisfy the amount of all Withholding Obligations with respect to the Vesting Shares.
4. I understand that capitalized terms used in this Notice of Withholding Election without definition herein shall have the meanings given to them in the Restricted Stock Agreement and in the Plan.

Dated this ___day of ___, 20___	Recipient:

Recipient’s Address:

Printed Name:

Social Security Number: ______ — ______ — ______

Lodgian, Inc. Executive Incentive Plan Restricted Stock Agreement